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Exhibit 99.(a)(1)(F)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer

Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account			Give the SOCIAL SECURITY Number of	For this type of account		Give the EMPLOYER IDENTIFICATION number of
1.	An individual's account		The individual	7.	Corporate account	The corporation
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account[1]	8.	Religious, charitable, or educational organization account	The organization
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor[2]	9.	Partnership or multi-member LLC account	The partnership or LLC
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]	10.	Association, club, or other tax-exempt organization	The organization
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner[1]	11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local	The public entity
5.	Sole proprietorship or single owner LLC		The owner[3]		government, school district, or prison) that receives agricultural
6.	A valid trust, estate, or pension trust		The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)[4]		program payments

List first and circle the name of the person whose number you furnish.

Circle the minor's name and furnish the minor's social security number.

3
Show the name or the individual. May also include business or "DBA" name. Use either the individual's social security number or the business EIN (if it has one).

List first and circle the name of the legal trust, estate, or pension trust.

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on payments of interest, dividends and with respect to broker transactions include the following:

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A corporation.
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A financial institution.
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An organization exempt from tax under section 501(a), or an individual retirement plan.
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The United States or any agency or instrumentality thereof.
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A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
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A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
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An international organization or any agency or instrumentality thereof.
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A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
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A real estate investment trust.
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A common trust fund operated by a bank under section 584(a).
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An entity registered at all times under the Investment Company Act of 1940.
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A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

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Payments to nonresident aliens subject to withholding under section 1441.
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Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
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Payments of patronage dividends where the amount received is not paid in money.
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Payments made by certain foreign organizations.
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Payments made to a middleman known in the investment community as a nominee as listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of interest not generally subject to backup withholding include the following:

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Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
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Payments of tax-exempt interest (including exempt-interest dividends under section 852).
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Payments described in section 6049(b)(5) to nonresident aliens.
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Payments on tax-free covenant bonds under section 1451.
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Payments made by certain foreign organizations.
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Payments made to a middleman known in the investment community as a nominee as listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Penalties

(1)    Penalty for failure to furnish taxpayer identification number.    If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)    Civil penalty for false information with respect to withholding.    If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)    Criminal penalty for falsifying information.    Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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  Exhibit 99.(a)(1)(F)
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9